Exhibit 99.1
News Release

FOR IMMEDIATE RELEASE
NOVEMBER 10, 2011

CHESAPEAKE ENERGY CORPORATION ANNOUNCES PRICING OF INITIAL
PUBLIC OFFERING BY CHESAPEAKE GRANITE WASH TRUST

OKLAHOMA CITY, OKLAHOMA, NOVEMBER 10, 2011 – Chesapeake Energy Corporation (“Chesapeake”) (NYSE:CHK) today announced that Chesapeake Granite Wash Trust (the “Trust”) has priced an initial public offering of 20,000,000 common units at a price of $19.00 per common unit.  The units sold represent an approximate 43% beneficial interest in the Trust.  The Trust has also granted the underwriters the option to purchase up to an additional 3,000,000 common units.

The common units being offered to the public have been approved for listing on the New York Stock Exchange and will trade under the symbol “CHKR.”  Following completion of the offering, which is anticipated to close on November 16, 2011, Chesapeake will own an approximate 57% beneficial interest in the Trust including 15,062,500 common units and 11,687,500 subordinated units, assuming no exercise of the underwriters’ option to purchase additional units.  The Trust will have a total of 46,750,000 units outstanding.

The Trust will own royalty interests conveyed to it by Chesapeake that will entitle the Trust to a percentage of the proceeds received by Chesapeake from the production of hydrocarbons from 69 currently producing wells and 118 development wells to be drilled in the future by Chesapeake on approximately 45,400 gross acres (28,700 net acres) in the Colony Granite Wash play in Washita County in the Anadarko Basin of western Oklahoma.

Morgan Stanley & Co. LLC and Raymond James & Associates, Inc. served as joint book-running managers and joint structuring advisors for the offering.  Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Wells Fargo Securities, LLC also served as joint book-running managers.  This offering of common units is being made only by means of a prospectus.  A written prospectus meeting the requirements of the Securities Act of 1933 may be obtained from:

Morgan Stanley & Co. LLC Attn: Prospectus Dept. 180 Varick Street, 2nd Floor New York, New York 10014 Toll free: (866) 718-1649 Email: prospectus@morganstanley.com	Raymond James & Associates, Inc. Attn: Equity Syndicate 880 Carillon Parkway St. Petersburg, Florida 33716 Toll free: (800) 248-8863 Email: Andrea.Borum@RaymondJames.com

A Registration Statement on Forms S-1 and S-3 relating to these securities has been declared effective by the U.S. Securities and Exchange Commission.  This press release shall not constitute an offer to buy nor shall there be any sale of these securities in any jurisdiction where the offer or sale is not permitted.

INVESTOR CONTACTS:		MEDIA CONTACTS:		CHESAPEAKE ENERGY CORPORATION
Jeffrey L. Mobley, CFA	John J. Kilgallon	Michael Kehs	Jim Gipson	6100 North Western Avenue
(405) 767-4763	(405) 935-4441	(405) 935-2560	(405) 935-1310	P.O. Box 18496
jeff.mobley@chk.com	john.kilgallon@chk.com	michael.kehs@chk.com	jim.gipson@chk.com	Oklahoma City, OK 73154

ABOUT CHESAPEAKE GRANITE WASH TRUST:

Chesapeake Granite Wash Trust is a Delaware statutory trust formed by Chesapeake Energy Corporation to own certain royalty interests in oil and natural gas wells in Washita County, Oklahoma producing from the Colony Granite Wash Play within the broader Granite Wash formation of the Anadarko Basin. The common units do not represent interests in and are not obligations of Chesapeake Energy Corporation.

ABOUT CHESAPEAKE ENERGY CORPORATION:

Chesapeake Energy Corporation is the second-largest producer of natural gas, a Top 15 producer of oil and natural gas liquids and the most active driller of new wells in the U.S.  Headquartered in Oklahoma City, the company's operations are focused on discovering and developing unconventional natural gas and oil fields onshore in the U.S.  Chesapeake owns leading positions in the Barnett, Haynesville, Bossier, Marcellus and Pearsall natural gas shale plays and in the Granite Wash, Cleveland, Tonkawa, Mississippi Lime, Bone Spring, Avalon, Wolfcamp, Wolfberry, Eagle Ford, Niobrara, Three Forks/Bakken and Utica unconventional liquids plays.  The company has also vertically integrated its operations and owns substantial midstream, compression, drilling, trucking, pressure pumping and other oilfield service assets directly and indirectly through its subsidiaries Chesapeake Midstream Development, L.P. and Chesapeake Oilfield Services, L.L.C. and its affiliate Chesapeake Midstream Partners, L.P. (NYSE:CHKM).  Chesapeake’s stock is listed on the New York Stock Exchange under the symbol CHK.  Further information is available at www.chk.com where Chesapeake routinely posts announcements, updates, events, investor information, presentations and press releases.

This press release includes forward-looking statements that relate to, among other things, the offering and expected closing of such offering of common units.  Forward-looking statements give our current expectations or forecasts of future events.  We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this release, and we undertake no obligation to update this information.  Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to be correct.  They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.